Exhibit 3.2

SOUTHERN STATES BANCSHARES, INC.

AMENDED AND RESTATED

BY-LAWS

March 2, 2020

SOUTHERN STATES BANCSHARES, INC.

BY-LAWS

SOUTHERN STATES BANCSHARES, INC.

AMENDED AND RESTATED

BY-LAWS

March 2, 2020

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation, as designated in the Amended and Restated Certificate of Incorporation, may be changed from time to time by resolution of the Board of Directors and by filing notice of such change as required by law.

Section 2. Principal Office. The Corporation’s principal office shall be in the City of Anniston, County of Calhoun, State of Alabama, or such other location as the board of directors may prescribe.

Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Alabama as the Board of Directors may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.

ARTICLE II

Meetings of Shareholders

Section 1. Location. All meetings of shareholders shall be held at the Corporation’s principal office in Anniston, Alabama, or at such other place either within or without the State of Alabama as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings. Annual meetings of shareholders shall be held on the third Wednesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next business day following or on such other date that the board of directors may select. At the annual meeting, the shareholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

Section 3. Special Meetings. Subject to Sections 11.01 and 11.02 of this Article II, special meetings of shareholders for any purpose or purposes, may be called by the Board of Directors.

Section 4. Notice of Shareholders’ Meetings. Subject to Sections 11.01 and 11.02 of this Article II, written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Shareholder List. After fixing a record date for a meeting, the officer having charge of the stock transfer books for Shares of the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office. A shareholder, or his or her agent or attorney, is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular hours and at its expense, during the period it is available for inspection. The Corporation shall make the list available at the meeting, and any shareholder, or his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The stock transfer records of the Corporation shall be prima facie evidence as to who are the shareholders entitled to examine the shareholders’ list or transfer records or to vote at any meeting of shareholders.

Section 6. Business of Special Meetings. Subject to Sections 11.01 and 11.02 of this Article II, business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 7. Quorum of Shareholders. A majority of the Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of shareholders. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to the shareholders entitled to vote at the meeting. Every meeting of the shareholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

Section 8. Action by Shareholders. If a quorum is present, the affirmative vote of the majority of the Shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Constitution of Alabama as the same may be amended from time to time, by statute, or by the Amended and Restated Certificate of Incorporation or these Bylaws.

Section 9. Voting. Each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each Share having voting power held by such shareholder. A proxy may be appointed by an instrument in writing subscribed by such shareholder or his duly authorized attorney-in-fact. The proxy holder need not be a shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Waiver of Notice. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before action is taken on the matter.

Section 11.01 Nature of Business at Meeting of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 11.02), may be transacted at an Annual Meeting or Special Meeting as is (a) specified in the notice of meeting (or any amendment or supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting or Special Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11.01 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 11.01. Notwithstanding the foregoing, at a Special Meeting, only such business shall be conducted as specified in the notice of meeting (or any amendment or supplement thereto).

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely, a stockholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Amended and Restated Certificate of Incorporation or these By-Laws, the specific language of the proposed amendment) and the reasons for conducting such business at the Annual Meeting, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and record address of such person as they appear on the Corporation’s books, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of all stock of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. As used in the By-laws, “affiliates” and “associates” shall have the meaning given in Rule 12b-2 of the Exchange Act.

A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.01 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.

No business shall be conducted at the Annual Meeting or a Special Meeting except business brought before the Annual Meeting or Special Meeting in accordance with the procedures set forth in this Section 11.01; provided, however, that, once business has been properly brought before the Annual Meeting or Special Meeting in accordance with such procedures, nothing in this Section 11.01 shall be deemed to preclude discussion by any stockholder of any such business. If the chairperson of an Annual Meeting or a Special Meeting determines that business was not properly brought before the Annual Meeting or Special Meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 11.01 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 11.02 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11.02 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 11.02.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered to, or be mailed and received at, the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially, but not of record, by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person as they appear on the Corporation’s books, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name and address of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If requested by the Corporation, each proposed nominee shall complete and deliver promptly to the Corporation a questionnaire in form and substance similar to any such questionnaire completed by persons nominated for election as a director of the Corporation by the Board of Directors.

A stockholder providing notice of any nomination proposed to be made at an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.02 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11.02. If the chairperson of an Annual Meeting for the election of directors determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

Board of Directors

Section 1. General Powers; Number, Tenure and Qualifications. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, comprised of not less than five (5), or such minimum number as may be required by any securities exchange applicable to the Corporation nor more than fifteen (15) persons. The Board may increase or decrease the size of the Board within the foregoing limits.

Section 2. Vacancies. If a vacancy occurs on the Board: (i) the board of directors may fill the vacancy, whether resulting from an increase in the number of directors or otherwise; or (ii) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office. If there are no directors in office, then the shareholders may hold a special meeting to elect directors.

Section 3. Location of Meetings. Meetings of the Board of Directors, regular or special, shall be held at the Corporation’s principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the State of Alabama.

Section 4. Organizational Meeting. The first meeting of each newly-elected Board of Directors shall be held immediately after and in the same place as the annual meeting of shareholders. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on the day and time specified by resolution of the Board of Directors. No notice of regular meetings need be given, unless the time and place of such meetings are other than those stated therein.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer or any two (2) or more directors on twenty-four (24) hours’ personal, telephonic, or telegraphic notice to each director, or preceded by at least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. Attendance at or participation by a director at a special meeting (i) waives objection to lack of any required notice or defective notice of the meeting, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.

Section 7. Meetings by Conference Telephone, etc. Meetings of the Board of Directors and of any committee thereof may be held by means of a conference telephone or other communication by which all directors participating may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at any such meeting.

Section 8. Quorum of Directors. A majority of the fixed number of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board unless the Amended and Restated Certificate of Incorporation require the vote of a greater number of directors. A director is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting at which he has been present for any purpose. A director who is present at a meeting of the Board or any committee of the Board when corporate action is taken is deemed to assent to the action taken place unless (i) he objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting or, as to a matter required under the Amended and Restated Certificate of Incorporation or these By-laws to be included in the notice of the purpose of the meeting, he objects before action is taken on the matter; (ii) his dissent or abstention from action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the action is taken by all members of the Board and evidenced by one or more consents in writing, setting forth the action so taken, shall be signed by each member of the Board or committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote.

Section 10. Committees. The Board of Directors may create one (1) or more committees, each committee to consist of one (1) or more members, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the Amended and Restated Certificate of Incorporation or By-laws to take action. To the extent specified by the Board or in the Amended and Restated Certificate of Incorporation or By-laws, each committee may exercise the authority of the Board of Directors, shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation; except that no such committee shall have the authority of the Board of Directors with reference to (1) authorizing distributions, (2) approving or proposing to shareholders actions requiring approval by shareholders, (3) filling vacancies on the board of directors or on any of its committees, (4) amending articles of incorporation, (5) adopting, amending or repealing these By-laws, (6) approving a plan of merger not requiring shareholder approval, (7) authorizing or approving reacquisition of shares, except according to formula or method prescribed by the board of directors, or (8) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

Section 11. Committee Meetings, Minutes and Reports. Meetings of any committee of the Board may be called by the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic, written or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee’s rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Alabama, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

Section 12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Transactions with Directors, etc. A director’s conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, because the director, or any person with whom or which he or she has a personal, economic, or other association, has an interest in the transaction, if:

(1) Director’s action respecting the transaction was at any time taken in compliance with the Alabama Business Corporation Law; or

(2) Shareholders’ action respecting the transaction was at any time taken in compliance with the Alabama Business Corporation Law; or

(3) The transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation.

ARTICLE IV

Notices

Section 1. Manner of Giving Notice. Except as otherwise required by law, whenever notice is required to be given to any director or shareholder, such notice requirement can be satisfied by giving written notice by mail or private carrier, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given to a director at the earliest time of when received, five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice to directors may also be given in person, or by telephone, telegraph, teletype, telecopier, facsimile transmission, e-mail or other form of wire or wireless communication. Written notice by a domestic or foreign corporation to its shareholders is effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. The Secretary shall give, or cause to be given, the notices required by law or these By-laws of all meetings of the Shareholders, and of the Board of Directors and its committees.

Section 2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE V

Officers

Section 1. Number. The Board of Directors shall elect the Corporation’s officers. The Board of Directors or a duly appointed officer may appoint one or more officers or assistant officers. The Board of Directors shall delegate to one of the officers responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. Any number of offices may be held by the same person.

Section 2. Election. The Board of Directors, at its annual organizational meeting, may choose a Chairman, Vice Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as it deems necessary or desirable. If the officers, or any of them, for any reason should not be elected at the Board of Directors’ organizational meeting, they may be elected at any regular or special meeting of the Board of Directors.

Section 3. Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these By-laws provided or as the Chairman of the Board, Chief Executive Officer, the President or the Board may from time to time prescribe. The Chief Executive Officer shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

Section 4. Compensation. The salaries and other compensation of the Corporation’s principal officers shall be fixed by the Board of Directors, after taking account of any recommendations by any committee which is authorized to advise the Board with respect to compensation. The Board may from time to time delegate to any principal officer or to any committee power to fix the salaries and other compensation for all other Corporation officers, employees and agents. The action of the Board of Directors in so fixing officer compensation shall not be rendered invalid by reason of the fact that a director voted in favor of a resolution fixing his own salary or by reason of the fact that his presence was necessary to constitute a quorum of the Board.

Section 5. Term, Removal, Resignation and Vacancies. The Corporation’s officers shall hold office until their successors are elected and qualified. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. An officer may resign at any time by giving notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these By-laws for regular election or appointment to such office.

Section 6. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, and of the shareholders. In general, he shall perform all the duties incident to the office of Chairman of the Board, and such other duties as the board may from time to time determine or as may be prescribed by these By-laws.

Section 7. Vice Chairman. The Vice Chairman, in the absence, inability or disability of the Chairman, shall perform the Chairman’s duties. The Vice Chairman shall have such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. President. The President shall be the Chief Executive Officer of the Corporation, unless the Board of Directors also designates a Chief Executive Officer, who shall serve as the chief executive officer. Both officers shall be subject to the control of the Board of Directors. The Chief Executive Officer, if appointed, shall determine the Corporation’s basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the Corporation and the President shall have such duties as designated by the Board. The President and the Chief Executive Officer shall report to the Board of Directors. The Chief Executive Officer shall be responsible for personnel, and shall designate and assign the duties of the officers under his supervision, at the direction or with the approval of the Board of Directors.

Unless provided otherwise by the Board of Directors, each of the Chief Executive Officer or the President shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation; and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.

Section 9. Vice Presidents. The Vice Presidents, in order of their seniority or as designated by the Board of Directors, shall in the absence, inability or disability of the Chief Executive Officer, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the Chief Executive Officer. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors may prescribe, or as the President may delegate.

Section 10. Treasurer. The Treasurer shall be the Corporation’s chief financial officer and shall have the custody of such property and assets of the Corporation as may be entrusted to him by the Board of Directors or by the Chief Executive Officer. He shall, subject to the general supervision of the Board of Directors and any audit committee thereof, have general supervision and authority over the Corporation’s books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. He shall be responsible for preparing statements showing the Corporation’s financial condition and results of operation, and shall furnish such reports and financial records as may be required or requested by the Board of Directors, the Chairman or the Chief Executive Officer. He shall receive and give receipt for funds due and payable to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation’s name in such banks and depositories selected or authorized by the Board. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

Section 11. Assistant Treasurers. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order designated by the Board of Directors shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and at all other times shall perform such duties and have such powers as the Board of Directors, the Chairman, the Chief Executive Officer or the Treasurer may prescribe from time to time.

Section 12. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall keep the minutes of all proceedings of such meetings in books kept for these purposes, and shall perform like duties for the standing committees of the Board when required. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation and shall affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of any Assistant Secretary. The Secretary shall also keep a stock ledger containing the names of all persons who are now or hereafter become shareholders of the Corporation showing their places of residence, the respective number of Shares held by them, and the time when they respectively became the holders of such Shares.

Section 13. Assistant Secretary. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the power of the Secretary, and at all other times shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary may from time to time prescribe.

Section 14. Corporation, Officer and Employee Bonds. The Board of Directors shall fix and prescribe the amount of bond, if any, that may be required of the Corporation, and of each officer and employee of the Corporation. Such bonds shall be made by a bonding company or companies authorized to make such bonds in Alabama or any other applicable jurisdiction, and in such form as may be approved by the Corporation’s Board of Directors. The Board of Directors may in its discretion, require an increase in the amount of such bond or other additional bond and security, as the Board deems necessary, desirable or expedient for the better protection of the Corporation and those with whom it does business.

Section 15. Execution of Instruments. The Chairman, Chief Executive Officer and the President are authorized, in their discretion, and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation’s business, including, but not limited to, the authority to make, execute, acknowledge and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of property of any description held or controlled by the Corporation, in any capacity. This shall include authority from time to time, to borrow money in such amounts, for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering in the Corporation’s name, promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board or these By-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. In addition to the Treasurer, the Secretary or any Vice President, Assistant Treasurer or Assistant Secretary is authorized to attest the signature of the Chief Executive Officer, President or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

Section 16. Receipts, Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or employee designated by the Board of Directors, is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his duties.

ARTICLE VI

Capital Stock

Section 1. Certificates for Stock. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the Alabama Business Corporation Law (“ABCL”). Every holder of stock represented by certificates shall be entitled to have a certificate or certificates certifying the number and class of shares of stock of the Corporation owned by such holder, provided that the Board of Directors may provide for some or all of any class or series of stock to be uncertificated. Certificates, if issued, shall be in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by shareholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the Chief Executive Officer or an executive officer and by the person who was at the time of signing the Secretary or an Assistant Secretary and its seal may be affixed thereto; provided, however, that the signature of such Executive Officer of the Corporation and of such Secretary or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, the number of shares held by such persons, firms or corporations and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation. Every share of stock surrendered to the Corporation for exchange or transfer shall be canceled and neither a new certificate or certificates nor uncertificated shares of stock shall be issued in exchange thereof until such stock shall have been so canceled except in cases provided for in Section 4 of this Article VI. Within a reasonable time after the issuance of uncertificated shares, to the extent required by the ABCL the Corporation shall furnish to the registered owner of the shares a written statement containing the information required by the ABCL to be set forth in certificates representing shares of such stock.

Section 2. Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article VI provided, and upon payment of all taxes thereon and, in the case of certificated shares, surrender of the certificate or certificates for such shares properly endorsed or, in the case of uncertificated shares of stock, compliance with appropriate procedures for transferring shares in uncertificated form. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Within a reasonable time after the issuance of uncertificated shares, to the extent required by the ABCL the Corporation shall furnish to the registered owner of the shares a written statement containing the information required by the ABCL, to be set forth in certificates representing shares of such stock.

Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of shares of stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

Section 4. Lost, Destroyed and Mutilated Certificates. The owner of any certificated shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock or uncertificated shares of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares of stock.”

Section 5. Record Date. For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the Corporation may fix the record date but not to exceed, in any case, seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

ARTICLE VII

General Provisions

Section 1. Declaration of Distributions. Except as otherwise expressly provided by the Amended and Restated Certificate of Incorporation, distributions with respect to the Corporation’s Shares may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, property, or in Shares of the Corporation of any class or series.

Section 2. Annual Reports to Shareholders. The Board of Directors shall cause the Corporation to mail to each of its shareholders, not later than one hundred twenty (120) days after the close of each of its fiscal years, a financial statement, which may be consolidated, including a balance sheet as of the end of such fiscal year and a statement of income for such fiscal year. Such financial statement shall be prepared in accordance with generally accepted accounting principles, or, if the books of the Corporation are not maintained on that basis, may be prepared either on the same basis used by the Corporation for filing its United States income tax returns or as required by appropriate regulatory agencies. The financial statement shall be accompanied by a report of the President, the officer of the Corporation in charge of its financial records or a certified public accountant stating whether, in his opinion, the financial statements of the Corporation present fairly the financial position of the Corporation and the results of its operations in accordance with generally accepted accounting principles and, if not, describing the basis of their preparation and giving his opinion of the fairness of the presentation of the data shown by them, in accordance with accounting procedures generally used in the trade, industry or business conducted by the Corporation.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the words “Seal” or “Corporate Seal” and “Alabama”, as impressed in the margin hereof. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise used on document or instrument.

Section 5. Designation of Venue. Unless the Corporation consents in writing to the selection of an alternative forum, the Calhoun County Circuit Court of the State of Alabama, or the circuit court of the county in which the Corporation is otherwise headquartered, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Alabama Business Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. This provision does not govern the filing of any claim or action by any governmental or regulatory agency in any court authorized by law.

ARTICLE VIII

Amendment of By-laws

These By-laws may be altered, amended, added to, or repealed and new By-laws adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such proposed action is contained in the notice of such special meeting. The Board of Directors may not alter, amend, add to, or repeal any By-Law establishing what constitutes a quorum at meetings of the shareholders. These By-laws also may be altered, amended, added to or repealed and new By-laws adopted by a vote of 75 percent (75%) of the shareholders at any annual meeting thereof.